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                                                                     EXHIBIT 4.6

                                SIPEX CORPORATION

                      NON-QUALIFIED STOCK OPTION AGREEMENT


         SIPEX Corporation, a Massachusetts corporation (the "Company"), hereby grants as of the ___ day of __________ 1999, {{FIRSTNAME}} {{LASTNAME}} (the "Employee"), an option to purchase a maximum OF {{SHARESGRANTED}} shares (the "Option Shares") of its Common Stock, $.01 par value ("Common Stock"), at the price of {{OPTIONPRICE}} per share, on the following terms and conditions:

      1. GRANT AS A NON-QUALIFIED STOCK OPTION. This option is a non-statutory stock option and is not intended to qualify as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "CODE").

      2. VESTING OF OPTION IF EMPLOYMENT CONTINUES. The Employee may exercise this option for the number of shares of Common Stock set forth on the vesting schedule set forth below if the Employee has continued to be employed by the Company or any present or future parent or subsidiary of the Company (collectively, "RELATED CORPORATIONS") in accordance with such vesting schedule. Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 3 or 4 hereof if the Employee ceases to be employed by the Company) may be exercised only before the date which is ten years from the date of this option grant.

         Less than one year from                  -      0 shares
                  the date hereof

         One year but less than                   -      an additional
                  two years from the date hereof        {{SHARES1}}shares

         Two years but less than                  -      an additional
                  three years from the date hereof      {{SHARES2}}shares

         Three years but less than                -      an additional
                  four years from the date hereof       {{SHARES3}}shares

         Four years or more                       -      an additional
                  from the date hereof                  {{SHARES4}}shares

         Five years or more                       -      an additional
                  from the date hereof                  {{SHARES5}}SHARES
                                                         ----------------

                                   TOTAL SHARES         {{SHARESGRANTED}} SHARES


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         3. TERMINATION OF EMPLOYMENT.

              (a) TERMINATION OTHER THAN FOR CAUSE: If the Employee ceases to be employed by the Company and all Related Corporations, other than by reason of death or disability as defined in Section 4 or termination for Cause as defined in Section 3(c), no further installments of this option shall become exercisable, and this option shall terminate (and may no longer be exercised) after the passage of three months from the Employee's last day of employment, but in no event later than the scheduled expiration date. In such a case, the Employee's only rights hereunder shall be those which are properly exercised before the termination of this option.

              (b) TERMINATION FOR CAUSE: If the employment of the Employee is terminated for Cause (as defined in Section 3(c)), this option shall terminate upon the Employee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

              (c) DEFINITION OF CAUSE: "Cause" shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Employee, after notice thereof, to render services to the Company or Related Corporation in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or Related Corporation; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or Related Corporation which results in direct or indirect loss, damage or injury to the Company or Related Corporation; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or Related Corporation; or (vi) the commission of an act which constitutes unfair competition with the Company or Related Corporation or which induces any customer or supplier to breach a contract with the Company or Related Corporation.

         4. DEATH; DISABILITY.

              (a) DEATH: If the Employee dies while in the employ of the Company or any Related Corporation, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Employee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 9, at any time within 180 days after the date of death, but not later than the scheduled expiration date.

              (b) DISABILITY: If the Employee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, this option may be exercised, to the extent otherwise exercisable on the date of the termination of his or her employment, at any time within 180 days after such termination, but not later than the scheduled expiration date.

              (c) EFFECT OF TERMINATION: At the expiration of the 180-day period provided in paragraph (a) or (b) of this Section 4 or the scheduled expiration date, whichever is the earlier, this option shall terminate (and shall no longer be exercisable) and the only rights hereunder shall be those as to which the option was properly exercised before such termination.


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      5. PARTIAL EXERCISE. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.

      6. PAYMENT OF PRICE. (a) The option price shall be paid in the following manner:

                  (i)   in cash or by check;

                 (ii) subject to paragraph 6(b) below, by delivery of shares of the Company's Common Stock having a fair market value equal as of the date of exercise to the option price;

                (iii) by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

                 (iv)   by any combination of the foregoing.

              In the case of (ii) above, fair market value as of the date of exercise shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time of exercise, "fair market value" shall mean the fair value of the Common Stock as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

              (b) LIMITATIONS ON PAYMENT BY DELIVERY OF COMMON STOCK: If the Employee delivers Common Stock held by the Employee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

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      7. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to
Section 4 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

         8. SECURITIES LAWS RESTRICTIONS ON RESALE. Until registered under the Securities Act of 1933, as amended, or any successor statute (the "Securities Act"), the Option Shares will be of an illiquid nature and will be deemed to be "restricted securities" for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom. Unless the Option Shares have been registered under the Securities Act, each certificate evidencing any of the Option Shares shall bear a legend substantially as follows:

         "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Stock Option Agreement dated as of ___________ __, ____, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

      9. OPTION NOT TRANSFERABLE. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Employee's lifetime only the Employee can exercise this option.

      10. NO OBLIGATION TO EXERCISE OPTION. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

      11. ADJUSTMENTS. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, the number and class of securities, vesting schedule and exercise price per share of this option shall be adjusted by the Company (or a substituted option may be granted) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

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      12. POOLING-OF-INTERESTS-ACCOUNTING. If the Company proposes to engage in an acquisition intended to be accounted for as a pooling-of-interests, and in the event that the provisions of this option, or any actions of the Board taken in connection with such acquisition, are determined by the Company's or the acquiring company's independent public accountants to cause such acquisition to fail to be accounted for as a pooling-of-interests, then such provisions or actions shall be amended or rescinded by the Board, without the consent of the Employee, to be consistent with pooling-of-interests accounting treatment for such acquisition if, and to the extent that, such recision would result in such acquisition being accounted for on a pooling-of-interests basis.

      13. NO OBLIGATION TO CONTINUE EMPLOYMENT. Neither this Agreement nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue the Employee in employment.

      14. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The Employee shall have no rights as a stockholder with respect to the Option Shares until such time as the Employee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the shares so exercised in accordance with
Section 7. Except as is expressly provided herein with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

      15. WITHHOLDING TAXES. If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Employee hereby agrees that the Company or any Related Corporation may withhold from the Employee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company or any Related Corporation does not withhold an amount from the Employee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

      16. ARBITRATION. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

      17. PROVISION OF DOCUMENTATION TO EMPLOYEE. By signing this Agreement the Employee acknowledges receipt of a copy of this Agreement.

      18. MISCELLANEOUS.

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              (a) NOTICES: All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

              (b) ENTIRE AGREEMENT; MODIFICATION: This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

              (c) SEVERABILITY: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

              (d) FRACTIONAL SHARES. If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained herein, such fraction shall be rounded down.

              (e) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, then the Board shall, as to outstanding options, at its discretion provide, upon written notice to the Optionee (i) that all options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period, the options shall terminate or (ii) that such options (including those which have not yet vested) shall be exercisable within a specified number of days of such notice, at the end of which period the options shall terminate.

              (f) ISSUANCES OF SECURITIES; CHANGES IN CAPITAL STRUCTURE. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option. No adjustments need be made for dividends paid in cash or in property other than securities of the Company. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Option Shares, except as otherwise determined by the Board.

              (g) SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

              (h) GOVERNING LAW: This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.

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      IN WITNESS WHEREOF, the Company and the Employee have caused this instrument to be executed as of the date first above written.



                                        SIPEX Corporation
____________________________            22 Linnell Circle
Employee                                Billerica, Massachusetts 01821

{{FIRSTNAME}} {{LASTNAME}}              By: _______________________________
{{ADDR1}}                                   James E. Donegan, Chairman, CEO
{{CITY}}, {{STATE}}  {{ZIPCODE}}